Exhibit 4.1

EXECUTION VERSION

MIDAMERICAN ENERGY COMPANY

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

________________

5.65% Senior Notes due 2012

5.95% Senior Notes due 2017

________________

Second Supplemental Indenture

________________

Dated as of June 29, 2007

SECOND SUPPLEMENTAL INDENTURE, dated as of June 29, 2007 (herein called the “Second Supplemental Indenture”), between MIDAMERICAN ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a New York banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”), under the Original Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of October 1, 2006 (herein called the “Original Indenture”), to provide for the issuance from time to time of its unsubordinated debentures, notes or other evidences of indebtedness, the form and terms of which are to be established as set forth in Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a first supplemental indenture dated as of October 6, 2006, as amended (herein called the “First Supplemental Indenture”), to provide for the issuance of up to an aggregate principal amount of three hundred fifty million dollars ($350,000,000) of its 5.800% Notes due 2036 under the Original Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, (i) the purpose of establishing the form and terms of the Securities (as defined in the Original Indenture) of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture, and (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as defined in the Original Indenture);

WHEREAS, the Company desires to create two series of its unsecured securities, one series of its securities in an aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) to be designated the “5.95% Senior Notes due 2017” and one series of its securities in an aggregate principal amount of Four Hundred Million Dollars ($400,000,000) to be designated the “5.65% Senior Notes due 2012” (together, the “Securities”), and all action on the part of the Company necessary to authorize the issuance of the Securities under the Original Indenture and this Second Supplemental Indenture has been duly taken;

WHEREAS, the Company and the Trustee desire to make certain amendments to the Original Indenture in conformance with the requirements described above; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Securities by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Securities, as follows:

ARTICLE I
DEFINITIONS

Unless otherwise defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the forms of Securities attached hereto as Exhibits A and B.

ARTICLE II
TERMS AND ISSUANCE OF THE SECURITIES

Section 2.01.  Issue of Securities.  Two series of debt securities, which shall be designated the “5.65% Senior Notes due 2012” and the “5.95% Senior Notes due 2017”, respectively, shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Second Supplemental Indenture (including the forms of Securities set forth in Exhibits A and B).

Section 2.02.  Optional Redemption.  The Securities may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in Annex 1 to the Securities to be redeemed.  The provisions of Article XI of the Original Indenture shall also apply to any optional redemption of Securities by the Company.

Section 2.03.  Defeasance and Discharge.  The provisions of Section 14.02 of the Original Indenture shall be applicable to the Securities.

Section 2.04.  Covenant Defeasance.  The provisions of Section 14.03 of the Original Indenture shall be applicable to the Securities.

Section 2.05.  Place of Payment.  The Place of Payment in respect of the Securities will be initially at the Corporate Trust Office of The Bank of New York Trust Company, N.A. (which as of the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Corporate Trust Administration).

Section 2.06.  Form of Securities; Incorporation of Terms.  The forms of the Securities shall be substantially in the forms of Exhibit A and B, as applicable, the respective terms of which are herein incorporated by reference and which are part of this Second Supplemental Indenture.  Each series of the Securities shall be issued as one or more Global Securities in fully registered form, as determined in accordance with Section 2.01 of the Original Indenture.  The Global Securities shall be delivered by the Trustee to the Depositary, as the Holder thereof, or a nominee or custodian therefore, to be held by the Depositary in accordance with the Original Indenture.

Section 2.07.  Exchange of the Global Securities.  Each of the Global Securities shall be exchangeable for definitive Securities only as provided in Section 3.05 of the Original Indenture.

Section 2.08.  Regular Record Date for the Securities.  The Regular Record Date for the Securities shall be the first of January or the first of July immediately prior to each Interest Payment Date.

Section 2.09.  Authorized Denominations.  Beneficial interests in Global Securities, as well as definitive Securities, may be held only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.10.  Additional Securities.  The Company may from time to time, without the consent of the Holders of the Securities, create and issue further securities having the same terms and conditions as the Securities in all respects, except for the original issue date and offering price. Additional Securities of each series issued in this manner will be consolidated with, and form a single series with, the Securities of such series and shall thereafter be deemed Securities for all purposes.

ARTICLE III
DEPOSITARY

Section 3.01.  Depositary.  The Depositary Trust Company, its nominees and their respective successors are hereby appointed Depositary with respect to the Global Securities of each series.

ARTICLE IV
MISCELLANEOUS

Section 4.01.  Execution as Supplemental Indenture.  This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

Section 4.02.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.03.  Successors and Assigns.  All covenants and agreements contained in this Second Supplemental Indenture made by the Company shall bind its successors and assigns, whether so expressed or not.

Section 4.04.  Separability Clause.  In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05.  Benefits of Second Supplemental Indenture.  Nothing in this Second Supplemental Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 4.06.  Execution and Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.07.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereof have caused this Second Supplemental Indenture to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Brian K. Hankel
Name: Brian K. Hankel Title: Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Roxane Ellwanger
Name: Roxane Ellwanger Title: Assistant Vice President